                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934
                          File No. _________________

Check the appropriate box:

[_]   Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement


                                IFX CORPORATION
         ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
            N/A
            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:
            N/A
            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            N/A
            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
            N/A
            --------------------------------------------------------------------

      (5)   Total fee paid:
            N/A
            --------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount previously paid:
             N/A

             -------------------------------------------------------------------

      (2)    Form, Schedule or Registration Statement No.:
             N/A

             -------------------------------------------------------------------

      (3)    Filing Party:

             -------------------------------------------------------------------

      (4)    Date Filed:

             -------------------------------------------------------------------

Notes:

                                IFX CORPORATION
                              15050 N.W. 79 Court
                                   Suite 200
                          Miami Lakes, Florida 33016

                             Information Statement

                                  May 2, 2002



                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY

                        ______________________________

     Introduction

     This Information Statement is furnished by IFX Corporation ("IFX" or the "Company") in connection with the prior action taken by the holders of a majority of the voting power of the Company, consisting of the Company's common stock, par value $0.02 per share (the "Common Stock") and the Company's Convertible Preferred Stock (the "Preferred Stock"), voting together as a single class. This information statement is furnished in compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
Section 228 of the Delaware General Corporation Law.

     As of February 19, 2002, 12,776,495 shares of Common Stock were issued and outstanding. As of February 19, 2002, 10,325,372 shares of Preferred Stock were issued and outstanding, which shares are divided into three series of Convertible Preferred Stock. Each share of Common Stock entitles the holder to one vote on each matter to be voted on. For all matters submitted to a vote of stockholders, each share of the Series A Convertible Preferred Stock entitles the holder to one vote; each share of Series B Convertible Preferred Stock entitles the holder to 1.43 votes; and each share of Series C Convertible Preferred Stock entitles the holder to 2.34 votes. For all matters submitted to stockholders for a vote, the holders of the Preferred Stock vote with the holders of Common Stock as a single class.

     This Information Statement is for your information only. The Board of Directors is not soliciting any proxies or consents from any stockholders in connection with the described proposals. The proposals described below have already been approved by the written consent of the holders of shares constituting a majority of the voting power (the "Consent"). The actions described in the proposals will take effect, with no further action on the part of any stockholders, no earlier than the date 20 days from the date on which this Information Statement is mailed (the "Notice Effective Date"). This Information Statement is being mailed on or about May 2, 2002, to all holders of Common Stock who did not consent to the proposals. All holders of the Preferred Stock have consented to the proposals.

     Background

     On February 19, 2002, UBS Capital Americas III, L.P. and UBS Capital LLC (collectively, "UBS") purchased an aggregate of 3,876,241 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") for a purchase price of $7 million in cash, the surrender of 1,500,000 shares of IFX Common Stock currently held by UBS Capital, and cancellation of indebtedness of approximately $128,724. The source of the cash portion of the purchase price was UBS's working capital.


     Under the terms of the Certificates of Designation for the Preferred Stock and the Third Amended and Restated Stockholders Agreement dated as of February 19, 2002, among the Company, UBS, International Technology Investments, LC, ("ITI"), Joel Eidelstein ("Eidelstein"), Michael Shalom ("Shalom") and Lee S. Casty ("Casty") (the "Third Stockholders Agreement"), the Company's Board of Directors has been reduced to seven members from eight (George Myers has resigned as a member of the Board of Directors) and UBS is entitled to appoint four out of seven members of the Board of Directors. UBS also has the right to jointly designate a fifth director in conjunction with ITI and Casty. Casty and ITI each have the right to appoint one director. Prior to the issuance of the Series C Preferred Stock and the execution of the Third Stockholders Agreement, UBS had the right to appoint three members of an eight member Board of Directors, and to jointly designate a fourth director in conjunction with ITI and Casty. After the purchase of the Series C Preferred Stock, UBS owns approximately 58% of the voting shares of the Company (assuming conversion of all of the Preferred Stock into Common Stock) The foregoing transactions could be deemed a "change in control" (as defined by the Securities and Exchange Commission and/or Nasdaq) of IFX.


     In order to further meet its working capital needs, on February 19, 2002, the Company also entered into a Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") with UBS, ITI, LSC, LLC ("LSC") and Jak Bursztyn ("Bursztyn") (collectively, UBS, ITI, LSC and Bursztyn are referred to as the "Purchasers"). Shalom, the Chief Executive Officer of IFX, is an affiliate of ITI. LSC is an entity affiliated with Casty, a current affiliate of the Company. The Purchase Agreement provides for the purchase of newly-issued shares of the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock") for $5,000,000 in cash and the exchange of certain shares of IFX's Common Stock and Preferred Stock. The terms of the Series D Preferred Stock are set forth below.

     UBS will invest approximately $3.33 million in cash and surrender 750,000 shares of the Series C Preferred Stock owned by UBS in exchange for approximately 4.6 million shares of Series D Preferred Stock. Each of ITI and LSC will invest approximately $0.8 million in cash and surrender approximately 333,500 shares of Common Stock in exchange for approximately 844,000 shares of Series D Preferred Stock. Bursztyn will invest approximately $40,000 in cash and surrender approximately 17,000 shares of Common Stock in exchange for approximately 43,000 shares of Series D Preferred Stock.

     As a condition to the closing of the sale of Series D Preferred Stock (the "Closing"), the Company agreed to amend its Certificate of Incorporation to increase the amount of authorized Common Stock from 60 million shares to 110 million shares and the amount of authorized preferred stock from 20 million shares to 40 million shares and to obtain stockholder consent under Delaware law to the issuance of the Series D Preferred Stock. In addition, at the same time as the Closing, UBS, ITI, LSC and Bursztyn will invest an aggregate of $1 million in Tutopia.com, Inc. ("Tutopia") a current customer and former subsidiary of the Company (in which the Company still holds an approximately 48% interest prior to the new investment and assuming the full conversion of all outstanding Tutopia preferred shares) in exchange for Series B Convertible Preferred Shares of Tutopia (the "Tutopia Series B Preferred Stock"). Bursztyn is the President of Tutopia.

     The Purchasers may, but are not required, to advance funds to the Company prior to the Closing. As of April 30, 2002, $2 million had been advanced. At Closing, any outstanding principal will be applied to the Series D Preferred Stock purchase price and any outstanding interest will be applied to purchase additional shares of the Series D Preferred Stock at a price of $1.20 per share.


     The Company and UBS have entered into a Put Agreement (the "Put") dated as of February 19, 2002 granting UBS, as a stockholder of Tutopia, the right to exchange its equity investment in Tutopia for up to 5,610,000 shares of a newly designated class of convertible preferred stock (the "New Preferred Stock") of IFX within one year. The New Preferred Stock will have substantially the same terms and conditions as the Series C Preferred Stock, other than the right to participate with holders of the Common Stock in distributions by the Company upon a bankruptcy, liquidation, dissolution or winding up of the Company. IFX has agreed to permit certain other stockholders of Tutopia to exchange their shares of Tutopia for shares of stock of IFX if UBS exercises such right.


     At the Closing, the Company and UBS will enter in an Amended and Restated Put Agreement (the "Amended Put"), under which for one year, UBS will be entitled to exchange its newly purchased shares of Tutopia Series B Preferred Stock for up to 555,556 shares of Series D Preferred Stock and the shares of Tutopia which it currently owns for up to 5,610,000 shares of New Preferred Stock. Certain other stockholders of Tutopia will also be able to exchange their Tutopia shares for up to approximately 1.3 million shares of New Preferred Stock.

     A Fourth Amended and Restated Stockholders Agreement (the "New Stockholders Agreement"), by and among the Company, UBS, ITI, Eidelstein, Shalom, Casty, Bursztyn and LSC and a Third Amended and Restated Registration Rights Agreement among the Company, UBS, ITI, Bursztyn , Casty and LSC will also be entered into at the Closing.

     On March 15, 2002, the Company and its subsidiary, IFX Communications Ventures, Inc. ("CVI") signed a binding term sheet with T1MSN, Corp., a joint venture between Microsoft Corporation and Telmex. Pursuant to the term sheet, CVI will provide network services to T1MSN in certain Latin American countries. As part of the agreement, IFX will issue T1MSN warrants ("TIMSN Warrants") to purchase IFX Common Stock in an amount equal to 15% of the fully diluted equity of IFX for a purchase price of $0.85 per share (the closing price of IFX Common Stock on March 15, 2002). The T1MSN Warrants will vest and be exercisable based on the renewal of the agreement to provide network services and the satisfaction of certain performance related goals. The parties plan to negotiate definitive documentation during the 30-day period of the term sheet.

     The issuance of the shares of Series D Preferred Stock requires the approval of holders of shares entitled to cast a majority of the votes entitled to be cast by the Company's stockholders according to the stockholder approval requirements of Nasdaq. The amendment to the Company's Restated Certificate of Incorporation requires the approval of holders of shares entitled to cast a majority of the votes entitled to be cast by the Company's stockholders under the Delaware General Corporation Law.


                                 PROPOSAL ONE:
              AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     IFX's Restated Certificate of Incorporation authorizes the issuance of 60,000,000 shares of Common Stock, $.02 par value and 20,000,000 shares of Preferred Stock, $1.00 par value. As of February 19, 2002, 12,776,495 shares of Common Stock were issued and outstanding, and approximately 46,787,754 shares of Common Stock were reserved for issuance by the Company upon the exercise of options and warrants and the conversion of the Preferred Stock. As of February 19, 2002, 10,325,372 shares of Preferred Stock were issued and outstanding, which shares are divided into three series of Convertible Preferred Stock. After the Closing, 12,092,495 shares of Common Stock will be issued and outstanding; approximately 15,959,038 shares of Preferred Stock, which shares will be divided into four series of Preferred Stock, will be issued and outstanding; and approximately 47 million shares of Common Stock will be reserved for issuance upon exercise of options, warrants, the TI Warrants and the Amended Put and the conversion of the Preferred Stock. If the Amended Put is exercised in full by UBS and other Tutopia stockholders, then after the Closing approximately 12.1 million shares of Common Stock would be issued and outstanding and approximately 16 million shares of Preferred Stock would be issued and outstanding. The Board of Directors recommends that the authorized number of shares of Common Stock be increased from 60,000,000 shares to 110,000,000 shares, and also that the authorized number of shares of Preferred Stock be increased from 20,000,000 shares to 40,000,000 shares.

     The transactions pursuant to the Purchase Agreement require that the Company increase the number of common and preferred shares available. The Board believes, based on the number of shares of Common Stock and Preferred Stock currently outstanding and the number of shares the Company reasonably expects to issue in financings, acquisitions, conversion of preferred shares, and other transactions, that 60,000,000 is an insufficient number of shares of Common Stock, and that 20,000,000 is an insufficient number of shares of Preferred Stock for the Company to be authorized to issue without additional stockholder approval. Accordingly, the Board of Directors believes that an increase in the number of authorized shares of Common Stock and Preferred Stock would be in the best interests of the Company and that 110,000,000 authorized shares of Common Stock and 40,000,000 shares of Preferred Stock will suffice to maintain the requisite amount of flexibility required by the Company's ongoing activities as currently contemplated.

     Article 4 of the Restated Certificate of Incorporation will be amended and restated to read as shown on Exhibit A.
                             ---------

     Vote Required

     The amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of the Preferred Stock, voting as a single class, and also all outstanding shares of Common Stock and Preferred Stock, voting together as a single class. The Company has received the necessary stockholder approval as a result of the receipt of the Consent.

                                 PROPOSAL TWO:
                  PROPOSAL TO ISSUE SERIES D PREFERRED STOCK

     At the Closing, the Company will issue up to approximately 6,383,667 shares of Series D Preferred Stock. Each share of the Series D Preferred Stock will be convertible into two shares of Common Stock. The Company's listing agreement with Nasdaq requires stockholder approval of the issuance of common stock (other than in a public offering of common stock) or stock convertible into common stock, if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance and the stock is being issued for less than the greater of book or market value of the Common Stock as of the time of issuance. The issuance of the Series D Preferred Stock may be deemed to have occurred at less than market value.

     Effect On Ownership Percentage of Company

     Prior to the Closing, UBS holds 2,030,869 shares (or 100% of the issued and outstanding shares) of the Company's Series A Convertible Preferred Stock (the "Class A Preferred Stock"), 4,418,262 shares (or 100% of the issued and outstanding shares) of Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") consisting of Class I Series B Preferred Stock and Class II Series B Preferred Stock (the Class II Series B Preferred Stock is convertible into Class I Series B Preferred Stock on a share for share basis at any time) and 3,876,241 shares of Series C Preferred Stock (or 100% of the issued and outstanding shares).

     Each share of Series A Preferred Stock is convertible into approximately
4.1033 shares of Common Stock (an aggregate of approximately 8,333,265 shares of Common Stock), each share of Series B Preferred Stock is convertible into approximately 1.1667 shares of Common Stock (an aggregate of approximately 5,154,786 shares of Common Stock) and each share of Series C Preferred Stock is convertible into one share of Common Stock (an aggregate of 3,876,241 shares of Common Stock). There are currently 12,776,495 shares of Common Stock which have been issued and are outstanding. Prior to the issuance of the Series D Preferred Stock and assuming the immediate conversion of all of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the total number of shares of Common Stock outstanding would be approximately 30.1 million shares.

     Following issuance of the Series D Preferred Stock at the Closing and assuming the immediate conversion of all of the Preferred Stock (including the Series D Preferred Stock) into Common Stock, the total number of shares of Common Stock would increase to approximately 41.5 million shares, an increase of approximately 10 million shares from the current number of shares outstanding on a fully converted basis. UBS would hold approximately 25.9 million shares, or approximately 62.5%, of these shares; LSC and Lee Casty together would hold approximately 4.3 million shares, or approximately 10.4% of these shares and ITI would hold approximately 5.9 million shares, or approximately 14.1% of these shares. If the Amended Put were also fully exercised and assuming the immediate conversion of all of the Preferred Stock (including the Series D Preferred Stock and the New Preferred Stock, the total number of shares of Common Stock would increase to approximately 51.7 million shares, an increase of 39 million shares over the 12.7 million shares currently outstanding.

     Effect On General Voting Power.

     In all matters requiring stockholder approval, in addition to any required class vote of the Preferred Stock, the holders of all shares of the Company's issued and outstanding classes of stock vote together as a single class (other than Class II Series B Preferred Stock which does not vote in the election of directors). Prior to the Closing, UBS controls approximately 17.4 million votes (or approximately 57%); LSC and Lee Casty together control approximately 3 million votes (or approximately 9.8%) and ITI controls approximately 4.5 million votes (or approximately 15%). After the Closing, UBS will control approximately
23.4 million votes (or approximately 61.0%); LSC (and Casty) will control approximately 4 million votes (or approximately 10.5% ) and ITI will control approximately 5.6 million votes (or approximately 14.5%).


     Effect On Vote For Election Of Directors.

     After the Closing, the voting rights with respect to the election of the Board of Directors will remain essentially unchanged. The holders of the Preferred Stock, including the Series D Preferred Stock, but excluding Class II Series B Preferred Stock will be entitled to designate four directors as a class. The parties to the New Stockholders Agreement (who control 86.5% of the outstanding voting stock) have agreed to elect seven members to the Board, of whom three shall be designated by UBS (currently, Charles W. Moore, Mark O. Lama and Charles Delaney), one shall be the designated by ITI (currently, Michael Shalom), one shall be designated by LSC (currently, Joel Eidelstein), one shall be an independent director (as defined by the NASD) designated by UBS (currently, Patrick Delhougne), and one shall be an independent director reasonably acceptable to UBS, LSC and ITI (currently, Burton Meyer). Mr. Moore, Mr. Lama, Mr. Delaney and Mr. Delhougne will also currently count as one of the four directors that the holders of the Preferred Stock are entitled to elect as a class.

     Terms of the Series D Preferred Stock

     The following is a summary of the material terms of the Series D Preferred
Stock:

          Rank. For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series D Preferred Stock will rank pari passu with the Series A Preferred Stock, the Series B Preferred Stock and the Series C

          Preferred Stock, and all four classes of Preferred Stock rank senior to the Common Stock.

          Liquidation. In the event of any bankruptcy, liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock will receive a liquidation preference equal to the sum of (a) $6.00 per share plus all accrued but unpaid dividends (if any) plus $0.60 per share per year from the date of issuance of the shares to the liquidation date (the "Stated Preference"), plus (b) an amount equal to the per share amount the Series D Preferred Stock would have been paid if each share of Series D Preferred Stock and all other outstanding shares of Preferred Stock had been converted into Common Stock immediately prior to any such liquidation event, after the full payment of its Stated Preference and the stated preference of the other Preferred Stock.

          However, the amount payable per share of Series D Preferred Stock as a liquidation preference cannot exceed three and one-half (3-1/2) multiplied by the Stated Preference.

          Voting Rights. Each share of Series D Preferred Stock will be entitled to 1.67 votes. The holders of the Preferred Stock, including the Series D Preferred Stock, are entitled to vote with the holders of the Common Stock, as a single class, on all matters presented to the holders of the Common Stock. However, the holders of the Class II Series B Preferred Stock cannot vote for directors. Additionally, the holders of the Series A Preferred Stock, Class I Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock voting together as a class, will be entitled to appoint a majority of the Board of Directors.

          Restrictions. Without the consent of a majority of the voting power of the Preferred Stock, including the Series D Preferred Stock, voting together as a single class, the Company may not take any of the following actions:

               amend, repeal, modify or supplement any provision of the Company's Certificate of Incorporation or Bylaws;

               issue any capital stock or any options, warrants or other rights exchangeable or exercisable therefor (with certain permitted exceptions);

               pay any dividends on or repurchase, redeem or retire the Common Stock;

               reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of Series D Preferred Stock;

               authorize a liquidation, winding up or dissolution of the Company or any acquisition of the Company;

               become party to any agreement where any Company shareholder transfers stock to a third party which results in the third party possessing the voting power to elect a majority of the Company's Board of Directors approve the annual budget of the Company;

               amend any existing Company stock option plan or (except as approved by the Compensation Committee of the Board of Directors) adopt any new stock-based compensation plan;

               enter into any financial commitment over and above those approved in the annual budget in excess of $15 million in the aggregate;

               dismiss or hire or modify or enter into any employment agreement, or other compensation arrangements with any senior officer of the Company;

               permit the creation or existence of any lien on any of the Company's assets with an aggregate value in excess of $15 million;

               make any capital expenditure in any fiscal year in excess of $15 million in the aggregate except as prescribed in the approved annual budget;

               acquire any assets or equity or other interest in any other entity with a value in excess of $15 million in the aggregate except as prescribed in the approved annual budget;

               incur indebtedness in excess of $15 million in the aggregate, except as prescribed in the approved annual budget;

               dispose of or acquire assets with a value in excess of $15 million other than in the normal course of business;

               change in any material respect the nature of the Company's business;

               enter into any understanding with any affiliate of the Company, other than a wholly-owned subsidiary of the Company; or

               solicit or negotiate any proposals with respect to Latin Guide, Inc., a subsidiary of the Company, or Tutopia or any of its subsidiaries.

          Conversion. Each share of Series D Preferred Stock will initially be convertible into two shares of Common Stock.

          Adjustments. The conversion rights of the Series D Preferred Stock are subject to adjustment in the case of certain events to prevent any dilution in the holdings of the holders of the Series D Preferred Stock (including, but not limited to, certain issuances of Company equity securities at less than $0.60 per share).

          Preemptive Right. Each holder of the Series D Preferred Stock has the right to purchase its pro rata share of certain new securities issued by the Company.

     Although this Information Statement contains a summary of the Series D Preferred Stock, this summary is not intended to be complete and reference should be made to Exhibit B to this Information Statement for the complete text
                  ---------
of the form of the Series D Preferred Stock Certificate of Designation.

     Vote Required

     The proposal to issue the Series D Preferred Stock requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of the Preferred Stock. The amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of the Preferred Stock, voting as a single class, and also all outstanding shares of Common Stock and Preferred Stock, voting together as a single class. The Company has received the necessary stockholder approval as a result of the receipt of the Consent.

                                STOCK OWNERSHIP

     The following table sets forth information regarding beneficial ownership of the outstanding common stock of the Company as of February 19, 2002 by (a) each of our directors and executive officers, (b) all of our directors and executive officers as a group and (c) each person known by the Company to own more than five percent of the Common Stock of the Company.




                                                      Amount and Nature of       Approximate
                   Name / Address /(1)/               Beneficial Ownership     Percent of Class
Michael Shalom                                           4,510,201 /(2)/             31.57%
Joel Eidelstein                                            383,245 /(3)/              2.62%
Jose Leiman                                                105,997 /(4)/                 *
Burton J. Meyer                                            366,012 /(5)/              2.56%
Lee S. Casty /(7)/                                       2,961,410 /(6)/             20.74%
International Technology Investments LC /(8)/            4,500,000 /(6)/             31.52%
Mark Lama /(9)/                                         17,364,292 /(11)/            57.61%
Charles Moore /(9)/                                     17,364,292 /(11)/            57.61%
Charles Delaney /(9)/                                   17,364,292 /(11)/            57.61%
UBS Capital Americas III, L.P. /(9)/                    17,364,292 /(11)/            57.61%
Patrick Delhougne                                              450 /(10)/                *
-----------------------------------------------------------------------------------------------

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP         25,691,607                   85.24%

* Less than one percent.

(1) The business address for Joel Eidelstein, Michael Shalom and Burton Meyer is in care of IFX, 15050 N.W. 79 Court, Suite 200, Miami Lakes, Florida 33016.
(2) Includes 10,201 shares subject to an option which is currently exercisable and 4,500,000 shares of Common Stock held by ITI. Mr. Shalom may be deemed to be an affiliate of ITI and, accordingly, Mr. Shalom may be deemed to beneficially own the shares of Common Stock held by such entity.
(3) Includes 351,750 shares of Common Stock subject to an option granted to Mr. Eidelstein pursuant to the IFX 1998 Stock Option and Incentive Plan, which option currently is exercisable.
(4) Consists of 105,997 shares of Common Stock that Mr. Leiman may acquire upon exercise of currently exercisable options granted to him pursuant to our Option Plan.
(5) Includes 1,200 shares of Common Stock that Mr. Meyer may acquire upon exercise of options granted to him by the Company, which options are currently exercisable. Also includes 237,812 shares of Common Stock that Mr. Meyer owns jointly with his spouse and 27,000 shares of Common Stock owned by Mr. Meyer's Individual Retirement Account.
(6) Excludes shares of Series D Preferred Stock to be purchased, and includes 333,333 shares of Common Stock to be exchanged at the Closing.
(7)  Lee S. Casty's address is 707 Skokie Blvd., 5th Floor, Northbrook, IL
     60062.
(8) ITI's address is in care of Adorno & Zeder, 2801 S. Bayshore Drive, Suite 1600, Miami, Florida 33133.
(9) The address of Mark Lama, Charles Moore, Charles Delaney and UBS Capital Americas III is 299 Park Avenue, New York, New York 10171.
(10) Consists of 450 shares of Common Stock that Mr. Delhougne may acquire upon exercise of an option granted to him by the company. The address of Patrick Delhougne is 245 Park Avenue, 33rd Floor, New York, New York 10167.
(11) 2,030,869 of these shares are shares of Series A Preferred Stock, each share of which is convertible into 4.1033 shares of Common Stock; 4,418,262 of these shares are shares of Series B Preferred Stock, each share of which is convertible into 1.1667 shares of Common Stock; 3,876,241 of these shares are shares of Series C Preferred Stock which are convertible on a one-for-one basis into Common Stock; and 5,610,000 of these shares are shares of a newly designated class of convertible preferred stock of the Company ("New Preferred Stock") issuable upon exercise of the Put by UBS, which shares, upon issuance, would be convertible on a one-for-one basis into Common Stock. This includes 101,543 shares of Series A Preferred Stock, 220,413 shares of Series B Preferred Stock, 193,812 shares of Series C Preferred Stock, and 280,000 shares of New Preferred Stock beneficially owned by UBS Capital LLC. Charles Delaney, Mark Lama and Charles Moore, as principals of an entity that manages and advises the investments of UBS Capital Americas III, L.P., may be deemed to beneficially own the shares held by UBS. Messrs. Delaney, Lama and Moore disclaim such ownership. Excludes shares of Series D Preferred Stock to be purchased, and includes 750,000 shares of Series C Preferred Stock to be exchanged at the Closing.

                        DISSENTERS' RIGHTS OF APPRAISAL

     No action was taken in connection with the proposals by the Board of Directors or the voting stockholders for which the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation, as amended, or the Company's Bylaws, as amended, provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

        INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

     Charles Delaney, Mark Lama and Charles Moore are affiliates of UBS and therefore can benefit indirectly from UBS' investment. Michael Shalom is an affiliate of ITI and therefore can benefit indirectly from ITI's investment.

     No other officer or director of the Company has any substantial interest in the proposals, except insofar as such officers or directors may be stockholders, or holders of derivative securities, of the Company, in which case the implementation of the proposals will affect them in the same manner as it affects all other stockholders, or holders of derivative securities, of the Company.


                        FINANCIAL AND OTHER INFORMATION

     The Company's financial statements are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (filed with the SEC on October 15, 2001) and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 (filed with the SEC on November 14, 2001) and December 31, 2001 (filed with the SEC on February 19, 2002.

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

     No security holder entitled to consent has submitted to the Company a proposal which is accompanied by notice of such security holders' intention to present the proposal for action at a future meeting of the stockholders of the Company.

                                             IFX CORPORATION



                                             /s/ Jose Leiman

                                             Jose Leiman
                                             Secretary


May 2, 2002

                                                                       EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                IFX CORPORATION

It is hereby certified that:

     1.  The name of the Corporation is IFX Corporation (the "Corporation").

     2. The amendment to the Restated Certificate of Incorporation effected by this Certificate is as follows:

     Article Fourth is hereby deleted in its entirety and the following is hereby substituted therefor:

     FOURTH:    The authorized capital stock of the Corporation is

1.   Class                    Par Value                     Number of Shares
     -----                    ---------                     ----------------
                                                            Authorized
                                                            ----------

     Common                   $0.02                               110,000,000
     Preferred                $1.00                                40,000,000

2. The preferences, qualifications, limitations, restrictions and the special or relative rights of the shares of each class are:

     A.  Preferred Stock. The Preferred Stock may be issued from time to time in
         ---------------
     one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock as a class or in series and, by filing a statement pursuant to the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (i) The designation of the series, which may be by distinguishing number, letter or title:

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease;

          (iii) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

          (iv)      Dates at which dividends, if any, shall be payable;

          (v) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) The terms and amounts of a sinking fund, if any, provided for the purchase or redemption of shares of the class or any series;

          (vii) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

          (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          (ix) Restrictions on the issuance of shares of the same series or of any other class or series;

          (x) The voting rights, if any, of the holders of shares of the series; and

          (xi) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

     B.   Common Stock.
          ------------

          (i) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

          (ii) Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meeting of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting. There shall be no cumulative voting rights with respect to any shares of the Corporation's stock.

    3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware .

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized representative this ____ day of _____, 2002.

                              IFX CORPORATION.

                              By: ____________________________
                                  Its:________________________

                                                                       EXHIBIT B

                  CERTIFICATE OF DESIGNATION, NUMBER,POWERS,
                   PREFERENCES AND RELATIVE, PARTICIPATING,
                     OPTIONAL AND OTHER RIGHTS OF SERIES D
                          CONVERTIBLE PREFERRED STOCK
                                      OF
                                IFX CORPORATION

          IFX Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors, at a meeting duly held on ________ __, 2002 adopted the following resolution:

          WHEREAS, the Board of Directors of the Corporation is authorized by the Restated Certificate of Incorporation to issue up to 20,000,000 shares of preferred stock ("Preferred Stock") in one or more series and, in connection with the creation of any series, to fix by the resolutions providing for the issuance of shares the powers, designations, preferences and relative, participating, optional or other rights of the series and the qualifications, limitations or restrictions thereof; and

          WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix terms and provisions of a series of preferred stock, and the number of shares constituting such series.

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of preferred stock on the terms and with the provisions herein set forth on Annex A attached to this resolution.

                                           ___________________
                                    Name:  Joel Eidelstein
                                    Title: President

ATTEST:

________________________________
Name: Jose Leiman
Title: Chief Financial Officer

                                    ANNEX A

                      SERIES D CONVERTIBLE PREFERRED STOCK

          The powers, designations, preferences and relative, participating, optional or other rights of the Series D Convertible Preferred Stock of IFX Corporation (the "Corporation") are as follows:

     1.   DESIGNATION AND AMOUNT.

          This series of preferred stock shall be designated as "Series D Convertible Preferred Stock." The Series D Convertible Preferred Stock shall have $1.00 par value per share. The number of authorized shares of the Series D Convertible Preferred Stock shall be ________ shares. Shares of the Series D Convertible Preferred Stock shall have a stated value of Six and 00/100 Dollars ($6.00) per share (the "Stated Value"). The Corporation has previously authorized (i) 2,030,869 shares of its Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Convertible Preferred Stock") having the number, powers, preferences and relative, participating, optional and other rights as set forth in the Amended Certificate of Designation on file with the Secretary of State of the State of Delaware (the "Series A Certificate"), (ii) 4,418,262 shares of its Series B Convertible Preferred Stock, par value $1.00 per share, the "Series B Convertible Preferred Stock"), having the number, powers, preferences and relative, participating, optional and other rights as set forth in the Amended Certificate of Designation on file with the Secretary of State of the State of Delaware (the "Series B Certificate"), and 3,876,241 shares of its Series C Convertible Preferred Stock, par value $1.00 per share the "Series C Convertible Preferred Stock"), having the number, powers, preferences and relative, participating, optional and other rights as set forth in the Certificate of Designation on file with the Secretary of State of the State of Delaware (the "Series C Certificate"). The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and shares of any other class or series of preferred stock of the Corporation which is convertible, directly or indirectly, into Common Stock, whether at the time of issuance or upon passage of time or the occurrence of some future event, are collectively referred to herein as "Convertible Preferred Stock."

     2.   DIVIDENDS.

          (a) Right to Receive Dividends. Holders of Series D Convertible Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors").

          (b) Participation with Common Stock. In the event the Board of Directors shall elect to pay or declare and set apart for payment any dividend on any shares of common stock, par value $.02 per share, of the Corporation (the "Common Stock") in cash out of funds legally available therefor or in stock or other consideration, the holders of the Series D Convertible Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid or set aside for the Common Stock, dividends payable in the form and in an amount per share equal to the per share amount that would have been payable to such holders had such holders converted their Series D Convertible Preferred Stock into Common Stock and had all other holders of Convertible Preferred Stock converted such shares into Common Stock.

          (c) Dividend Preference. Dividends on the Series D Convertible Preferred Stock shall be payable before any dividends or distributions or other payments shall be paid or set aside for payment upon the Common Stock or any other stock ranking on liquidation or as to dividends or distributions junior to the Series D Convertible Preferred Stock (any such stock, together with the Common Stock, being referred to hereinafter as "Junior Stock"). If there shall be outstanding shares of any class or series of capital stock which is entitled to share ratably with the Series D Convertible Preferred Stock in the payment of dividends or distributions or upon liquidation ("Parity Securities"), no full dividends shall be declared or paid or set apart for payment on any such securities unless dividends have been or contemporaneously are ratably declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Convertible Preferred Stock.

     3.   LIQUIDATION PREFERENCE.

          (a) In the event of any bankruptcy, liquidation, dissolution or winding up of the Corporation (a "Liquidation"), either voluntary or involuntary, each holder of Series D Convertible Preferred Stock at the time thereof shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Common Stock or other Junior Stock by reason of their ownership of such stock, an amount per share of Series D Convertible Preferred Stock equal to the sum of:

                    (i) (x) the applicable Stated Value plus any declared and unpaid dividends to the date of liquidation, plus (y) 10% of such Stated Value per annum, calculated from the date of issuance of such share through date of payment of the Liquidation Preference as set forth in this Section 3 ((x) and (y), collectively, the "Stated Preference"); plus

                    (ii) an amount equal to such amount per share of Series D Preferred Stock as would have been payable had each share of Series D Preferred Stock and all outstanding shares of Convertible Preferred Stock (to the extent such shares of other Convertible Preferred Stock are actually converted into Common Stock at such time or if such shares of other Convertible Preferred Stock contain a participation feature which allows them to receive amounts in excess of their Stated Preference without actually being converted) been converted into Common Stock immediately prior to such Liquidation of the Corporation after giving effect to the full payment of the Stated Preference under the preceding paragraph (i) and the stated preference of the other Preferred Stock (unless such other Preferred Stock has actually been converted into Common Stock); provided, that if the amount payable per share of Series D Convertible Preferred Stock pursuant to the foregoing paragraphs (i) and (ii) exceeds three and one-half (3-1/2) multiplied by the Stated Preference (the "Maximum Amount"), each holder of Series D Convertible Preferred Stock shall only be entitled to receive such Maximum Amount. The sum of the amounts in (i) and (ii) above is referred to herein as the "Liquidation Preference".

After the payment of the full Liquidation Preference on account of all shares of Series D Convertible Preferred Stock as set forth in this Section 3 and any preferential amounts to which the holders of Parity Securities are entitled, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock. If the assets and funds legally available for distribution among the holders of Series D Convertible Preferred Stock shall be insufficient to permit the payment to the holders of the full aforesaid Liquidation Preference, then the assets and funds shall be distributed ratably among holders of Series D Convertible Preferred Stock in proportion to the number of shares of Series D Convertible Preferred Stock owned by each holder. If the assets and funds of the Corporation available for distribution to stockholders upon any Liquidation of the Corporation, whether voluntary or involuntary, shall be insufficient to permit the payment to holders of the full aforesaid Liquidation Preference and amounts payable to holders of outstanding Parity Securities, the holders of Series D Convertible Preferred Stock and the holders of such other Parity Securities shall share ratably (and ratably as to cash, in-kind or other distributions) in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

          (b) Except as described in the following sentence, a merger, recapitalization, reorganization, sale of voting control to a single buyer or a group of related buyers in one or a series of related transactions, or other business combination transaction involving the Corporation in which the shareholders of the Corporation immediately prior to the consummation of such transaction do not own at least a majority of the outstanding shares of the surviving corporation or the Corporation (as applicable) immediately following the consummation of such transaction or sale of all or substantially all of the assets of the Corporation (collectively, a "Liquidation Event") shall be deemed to be a Liquidation of the Corporation. Notwithstanding the foregoing, the following shall not be deemed to be a Liquidation Event: (i) a merger, recapitalization, sale of voting control or other business combination transaction with an Affiliate (as such term is defined in Section 12b-2 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended) of UBS Capital Americas III, L.P. or UBS Capital LLC (together with any such Affiliate, "UBS"), or (ii) a merger of the Corporation with a public company (A) in which the merger consideration to be received by the holders of the Series D Convertible Preferred Stock is fully registered marketable securities (the "Merger Shares") which are not subject to any restrictions on transfer, (B) in which the value of such merger consideration for each share of Series D Convertible Preferred Stock, valued at the average closing price of the Merger Shares for the 30 days prior to the consummation of the merger, or such lesser period which follows the public announcement of the merger, is greater than 110% of the Liquidation Preference per share as of the date of consummation of the merger, and (C) with aggregate trading volume for the 30 calendar days prior to the merger date of at least 10 times the aggregate number of Merger Shares received by all holders of Convertible Preferred Stock.

          (c) In any Liquidation Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by subsection (ii) below:

                    (A) If traded on a securities exchange or through The Nasdaq National Market or Small Cap Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty
     (30) day period ending three (3) days prior to the closing of the Liquidation Event;

                    (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of the Liquidation Event; and

                    (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting as a single class.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsections (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting as a single class.

     4.   VOTING RIGHTS.

          In addition to any voting rights provided elsewhere herein or in the Corporation's Certificate of Incorporation, as it may be amended or restated from time to time (the "Certificate of Incorporation"), and any voting rights provided by law, the holders of shares of Series D Convertible Preferred Stock shall have the following voting rights:

          (a)  Election of Directors.

                    (i) Subject to the terms hereof, the holders of the Series D Preferred Stock, together with the holders of any other class or series of Convertible Preferred Stock, the terms of which expressly entitle the holder thereof to vote in the election of directors designated by holders of Convertible Preferred Stock (collectively, "Voting Preferred Stock") shall have the right to elect four (4) directors, one (1) of which shall be an Independent Director (as defined below). Such directors shall be elected by the holders of at least a majority of the voting power of all then outstanding shares of Voting Preferred Stock, voting as a single class. "Independent Director" has the meaning specified in Rule 4200(a)(14) of the NASD listing standards, as in effect on the date hereof and as the same may be amended or supplemented, or in any successor rule or regulation.

                    (ii) Any director elected by the holders of Voting Preferred Stock shall be referred to herein as a "Preferred Director." Subject to Section 4(a)(v), the initial term of any director to be appointed pursuant to Section 4(a)(i) will commence upon his/her election by the holders of Voting Preferred Stock and shall expire at the first annual meeting of stockholders of the Corporation following his/her election. Upon expiration of the initial term of such Preferred Director, so long as the Voting Preferred Stock is outstanding, the holders of such Voting Preferred Stock shall have the right to elect a Preferred Director to replace such director in the same manner described above in Section 4(a)(i). Subject to Section 4(a)(v), a Preferred Director so elected shall hold office for a term expiring at the annual meeting of stockholders in the year following the election of such director. Notwithstanding the foregoing, but subject to Section 4(a)(v), a Preferred Director elected under Section 4(a)(i) shall serve until such Preferred Director's successor is duly elected and qualified or until such director's earlier removal as provided in Section 4(a)(iii) or death or resignation and, in the event a vacancy occurs, a replacement Preferred Director shall be selected as provided in Section 4(a)(i).

                    (iii) A Preferred Director may be removed by, and shall not be removed except by, the vote of at least a majority of the voting power of all then outstanding shares of Voting Preferred Stock, voting as a single class.

                    (iv) The Corporation shall at all times reserve and keep available sufficient vacant seats on the Board of Directors solely for the purpose of enabling the holders of the Voting Preferred Stock to designate Preferred Directors as provided in this Section 4(a).

                    (v) This Section 4(a) shall survive a Qualified Public Offering (as defined in Section 5(b) below) and until such time thereafter as less than an aggregate of 25% of the authorized Convertible Preferred Stock remains outstanding.

          (b) Certain Corporate Actions. Until a Qualified Public Offering or until such time as less than an aggregate of 25% of the authorized Convertible Preferred Stock remains outstanding, the Corporation shall not, and shall not permit any of its subsidiaries to, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting as a single class:

                    (A) amend, repeal, modify or supplement any provision of the Certificate of Incorporation (including any certificate of designation forming a part thereof), the Bylaws of the Corporation, or any successor certificate of incorporation or bylaws or this Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series D Convertible Preferred Stock (the "Certificate of Designation");

                    (B) authorize or permit the Corporation or any subsidiary of the Corporation to issue any capital stock or any options, warrants or other rights exchangeable or exercisable therefor, other than (i) shares of Series D Convertible Preferred Stock pursuant to the Preferred Stock Purchase Agreement, dated as of _________ __, 2002, among the Corporation, UBS, LSC, LLC and International Technology Investments, LC (the "Preferred Stock Purchase Agreement"), (ii) Common Stock upon conversion of Convertible Preferred Stock, or upon the exercise of stock options to purchase up to 4,243,037 shares of Common Stock, (iii) shares of Class I Series B Preferred Stock issued upon conversion of Class II Series B Preferred Stock, (iv) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Preferred Directors), (v) up to $15 million of Common Stock, issued as consideration for any acquisition approved by a majority of the Board of Directors (without the affirmative vote of the Preferred

     Directors), provided such Common Stock is valued at no less than the greater of (1) the Stated Value (as adjusted for stock splits, combinations, stock dividends and the like) and (2) the average of the closing price for the Common Stock for the 30 days prior to the issuance,
     (vi) a warrant to purchase 210,000 shares of Common Stock to Spinway, Inc. (the "Spinway Warrant"), (vii) 210,000 shares of Common Stock upon exercise of the Spinway Warrant, (viii) shares of Common Stock in exchange for shares of common stock, par value $.001 per share ("Tutopia Stock"), of Tutopia.com, Inc. ("Tutopia"), upon a change-in-control of the Corporation pursuant to the Stockholders Agreement, dated as of April 24, 2000, by and among the Corporation, Tutopia and the other parties signatory thereto (the "Tutopia Stockholders Agreement") or (ix) shares of Common Stock and/or Convertible Preferred Stock issued pursuant to that certain Amended and Restated Put Agreement, dated _________ __, 2002 among the Corporation, UBS and the other parties named therein (the "Tutopia Put Agreement"); and (x) a warrant dated February ___, 2002 for 500,000 shares issued to Lucent Technologies Inc. and any shares of Common Stock issued on exercise of such warrant;

                    (C) reclassify any class or series of any Common Stock into shares having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of Convertible Preferred Stock;

                    (D) authorize or effect, in a single transaction or through a series of related transactions, (1) a liquidation, winding up or dissolution of the Corporation or adoption of any plan for the same; (2) a Liquidation Event; or (3) any direct or indirect purchase or other acquisition by the Corporation or any of its subsidiaries of any capital stock (other than the Convertible Preferred Stock pursuant to its terms);

                    (E) enter into or otherwise become a party to any agreement whereby any shareholder or shareholders of the Corporation shall transfer capital stock of the Corporation to an independent third party or a group of independent third parties pursuant to which such parties acquire capital stock of the Corporation possessing the voting power to elect a majority of the Board of Directors;

                    (F) declare or pay or set aside for payment any dividend or distribution or other payment upon the Common Stock or upon any other Junior Stock, nor redeem, purchase or otherwise acquire any Common Stock or other Junior Stock for any consideration (or pay or make available any moneys, whether by means of a sinking fund or otherwise, for the redemption of or other distribution or payment with respect to any shares of any Common Stock or other Junior Stock), except for the repurchase of shares of Common Stock from directors, consultants or employees of the Corporation or any subsidiary pursuant to agreements approved by the disinterested directors on the Board of Directors, under which the Corporation has the right to repurchase such shares upon the occurrence of certain events, including but not limited to, termination of employment or services;

                    (G) approve the annual budget of the Corporation and its subsidiaries (the "Annual Budget");

                    (H) enter into any financial commitment over and above those approved in the annual budget in excess of $15 million in the aggregate (for the Corporation and its subsidiaries, taken together), except as prescribed in the Annual Budget;

                    (I) dismiss or hire or modify or enter into any employment agreement, non-competition agreement, bonus or stock issuance arrangements or other compensation (including, without limitation, fringe benefit) arrangements with its President, Chief Executive Officer or Chief Financial Officer, or other equivalent or senior level officer;

                    (J) permit the creation or existence of any lien, mortgage, pledge, hypothecation, assignment, security interest, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on any of the Corporation's or any of its subsidiaries' assets with an aggregate value in excess of $15 million, except as part of any financing in the ordinary course of business;

                    (K) make any capital expenditure in any fiscal year in excess of $15 million in the aggregate (for the Corporation and its subsidiaries, taken together), except as prescribed in the Annual Budget;

                    (L) acquire any assets or equity or other interest in any other entity with a value in excess of $15 million in the aggregate (for the Corporation and its subsidiaries, taken together), except as prescribed in the Annual Budget;

                    (M) incur indebtedness for borrowed money (including, without limitation, any capitalized lease obligations, accounts receivable financing or other asset-backed financing), any guarantee or other similar contingent obligation or any lease financing (whether a capitalized lease, operating lease, pursuant to a sale leaseback arrangement or otherwise), in excess of $15 million in the aggregate (for the Corporation and its subsidiaries, taken together), except as prescribed in the Annual Budget;

                    (N) amend, supplement, restate, revise, waive or otherwise modify any stock option plan, agreement or other arrangement of the Corporation (each, a "Stock Option Plan"), as in effect on ________ __, 2002;

                    (O) create or adopt any stock option plan, stock appreciation rights plan, bonus plan or similar plan that was not in existence on ________ __, 2002, except as approved by the Compensation Committee of the Board of Directors;

                    (P) dispose of or acquire assets with a value in excess of $15 million other than in the normal course of business;

                    (Q) liquidate, dissolve or voluntarily elect to commence bankruptcy or insolvency proceedings under applicable laws;

                    (R) change in any material respect the nature of the business of the Corporation and its subsidiaries taken as a whole;

                    (S) enter into any transaction, or any agreement or understanding with any affiliate of the Corporation or any subsidiary thereof, other than a wholly-owned subsidiary of the Corporation;

                    (T) (i) solicit or negotiate any inquiries or proposals with respect to (x) any direct or indirect issuance, sale, disposition or redemption of any securities of Latin Guide, Inc. ("LGI"), Tutopia or any of Tutopia's subsidiaries, (y) the direct or indirect sale or disposition of all or any material portion of the assets or business of LGI, Tutopia or any of Tutopia's subsidiaries, or (z) any merger, reorganization, consolidation or recapitalization or other similar transaction involving LGI, Tutopia or any of Tutopia's subsidiaries; or (ii) discuss with or provide to any person or entity information of LGI, Tutopia or any of Tutopia's subsidiaries with respect to or in contemplation of any of the foregoing; or

                    (U)  agree to do any of the foregoing.

          (c) Additional Voting Rights. Except as required by law, the holders of Series D Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class with the holders of Common Stock (and any other capital stock of the Corporation entitled to vote), on an as-converted basis, upon any matter submitted to the stockholders for a vote as follows: (i) the holders of the Series D Convertible Preferred Stock shall have 1.54 votes per share of Series D Convertible Preferred Stock, (ii) the holders of any other series of Convertible Preferred Stock shall be entitled to the number of votes specified in the Certificate of Designation creating that series of Convertible Preferred Stock, and (iii) the holders of Common Stock shall have one (1) vote per share of Common Stock.

          (d) Manner of Voting. Whenever a vote of the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Preferred Stock and/or other shares of Convertible Preferred Stock shall be taken pursuant to the provisions of this Certificate of Designation or otherwise, the holders of Series D Convertible Preferred Stock and the holders of the other Convertible Preferred Stock shall be entitled to the number of votes specified in the Certificate of Designation creating that series of Convertible Preferred Stock.

     5.   CONVERSION.

          Shares of Series D Convertible Preferred Stock may be converted into shares of Common Stock, on the terms and conditions set forth in this Section 5.

          (a)  Optional Conversion.

                    (i) At any time and from time to time, each holder of shares of Series D Preferred Stock may, upon written notice to the Corporation, convert all or any portion of such shares held by such holder into the number of shares of Common Stock determined by dividing (x) the applicable Stated Preference multiplied by the number of shares surrendered for conversion plus any declared but unpaid dividends on such shares, by (y) the Conversion Price on the date of conversion determined in accordance with Section 5(c).

                    (ii) References in this Section 5 to "Common Stock" shall include all stock or other securities or property (including cash) into which Common Stock is converted following any merger, reorganization or reclassification of the capital stock of the Corporation.

          (b) Mandatory Conversion. Each share of Series D Convertible Preferred Stock shall automatically be converted into such number of shares of Common Stock as is determined by dividing (x) one-half (1/2) of the Stated Preference multiplied by the number of shares surrendered for conversion plus any declared but unpaid dividends on such shares, by (y) the Conversion Price on the date of conversion determined in accordance with Section 5(c), without further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, upon the closing of an underwritten public offering of shares of Common Stock for which the Corporation has obtained a firm commitment from one or more underwriter(s) for at least: $60 million of Common Stock and in which the Corporation receives gross proceeds from the sale of Common Stock to the public of at least $45 million (before deduction of underwriter's discounts and commissions), and which values the equity of the Corporation at no less than $200 million pre-offering (a "Qualified Public Offering"). Except for the purposes of the calculation in the immediately preceding sentence, in the event of a Qualified Public Offering, the person(s) entitled to receive the Common Stock issuable upon conversion of Series D Convertible Preferred Stock shall not be deemed to have converted such Series D Convertible Preferred Stock until the closing of such offering.

          (c) Conversion Price. The Conversion Price per share for the Series D Convertible Preferred Stock shall be Sixty Cents ($0.60), subject to adjustment as provided in Section 6 hereof.

          (d) Common Stock. The Common Stock to be issued upon conversion hereunder shall be fully paid and nonassessable.

          (e)  Procedures for Conversion.

                    (i) In order to convert shares of Series D Preferred Stock into shares of Common Stock pursuant to Section 5(a) (or, in the case of an automatic conversion of Series D Preferred Stock pursuant to Section 5(b), to receive a certificate for such holder's shares of Common Stock outstanding as a result of such conversion), the holder shall surrender the certificate or certificates therefore, duly endorsed for transfer, at any time during normal business hours, to the Corporation at its principal or at such other office or agency then maintained by it for such purpose (the "Payment Office"), accompanied, in the case of a conversion pursuant to Section 5(a), by written notice to the Corporation of such holder's election to convert and (if so required by the Corporation or any conversion agent) by an instrument of transfer, in form reasonably satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by his duly authorized attorney, and any taxes required pursuant to Section 5(e)(iii). As promptly as practicable after the surrender for conversion of any share of

Series D Convertible Preferred Stock in the manner provided in the preceding sentence, and the payment in cash of any amount required by the provisions of
Section 5(e)(iii), but in any event within five Trading Days of such surrender for payment, the Corporation will deliver or cause to be delivered at the Payment Office to or upon the written order of the holder of such shares, certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares in proper order for conversion, and all rights of the holder of such shares as a holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the Conversion Price in effect at such time on such succeeding day.

          For purposes hereof, "Trading Day" shall mean (i) any day on which stock is traded on the principal stock exchange on which the Common Stock is listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, any day on which stock is traded on the Nasdaq Stock Market, or (iii) if the Common Stock is not then traded on the Nasdaq Stock Market, any day on which stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                    (ii) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series D Convertible Preferred Stock. At the Corporation's discretion, in the event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of the Common Stock on the date of conversion.

                    (iii) The issuance of certificates for shares of Common Stock upon conversion shall be made without charge for any issue, stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the shares converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Convertible Preferred Stock, ________ shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Convertible Preferred Stock without regard to whether the holders of Series D Convertible Preferred Stock are then entitled to convert, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite stockholder approval and upon such approval, the Corporation shall reserve and keep available such additional shares solely for the purpose of effecting the conversion of the shares of the Series D Convertible Preferred Stock.

          (g)  Merger, Etc.

                    (i) Notwithstanding any other provision hereof, in case of any merger or other business combination transaction involving the Corporation which does not constitute a Liquidation Event, then, concurrently with the consummation of such transaction, provision shall be made so that each share of Series D Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series D Convertible Preferred Stock would have been entitled assuming conversion immediately prior to the closing of the transaction.

                    (ii) In case of any merger or other business combination transaction involving the Corporation which does not constitute a Liquidation Event, in which the Corporation is not the surviving entity, and the Corporation or the holders do not otherwise convert all outstanding shares of Series D Convertible Preferred Stock, the Series D Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving corporation having, in respect of the surviving corporation, substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series D Convertible Preferred Stock had immediately prior to such transaction.

     6.   ADJUSTMENTS.

          The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 6. The Corporation shall give holders of Series D Convertible Preferred Stock notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event.

          (a) Definitions. As used in this Section 6, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Closing (as defined in the Preferred Stock Purchase Agreement).

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock of other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of Series D Convertible Preferred Stock outstanding on such date and other securities convertible into, or options or warrants to purchase, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

          "Other Property" shall have the meaning set forth in Section 6(i).

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Corporation or any subsidiary of the Corporation, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

          "Overage" shall mean the total number of shares of Common Stock issued in connection with the Subject Transactions above the Share Allowance.

          "Permitted Issuances" shall mean (i) the issuance of up to 4,243,037 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan, (ii) shares of Common Stock issued or issuable in connection with a Qualified Public Offering, (iii) shares of Common Stock issued in connection with the Subject Transactions or upon conversion of Convertible Preferred Stock, (iv) shares of Class I Series B Preferred Stock issued upon conversion of the Class II Series B Preferred Stock, (v) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Preferred Directors), (vi) the issuance of an aggregate of up to 100,000 additional shares of Common Stock (as adjusted for stock splits, combinations, stock dividends and the like) in transactions approved by a majority of the Board of Directors, (vii) the issuance of an aggregate of up to another 100,000 additional shares of Common Stock (as adjusted for stock splits, combinations, stock dividends and the like) in transactions approved by a majority of the Board of Directors (including the affirmative vote of the Preferred Directors), (viii) the Spinway Warrant, (ix) 210,000 shares of Common Stock upon exercise of the Spinway Warrant, (x) shares of Common Stock and/or Convertible Preferred Stock issued pursuant to the Tutopia Put Agreement, (xii) such other issuances as shall be approved in advance by the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting as a single class;
(xiii) a warrant dated February ___, 2002 for 500,000 shares issued to Lucent Technologies Inc. and any shares of Common Stock issued on exercise of such warrant;

          "Qualified Private Offering" shall mean a private equity offering to investors other than UBS resulting in gross proceeds to the Corporation of at least $30 million, in which the securities issued contain anti-dilution provisions no more favorable to the investor than the anti-dilution provisions of the Series D Convertible Preferred Stock which take effect following the consummation of a Qualified Private Offering.

          "Share Allowance" shall mean 428,571 shares of Common Stock.

          "Stock Option Plan" shall mean the IFX Corporation Directors Stock Option Plan, the 1998 IFX Corporation Stock Option and Incentive Plan, as amended, and the IFX Corporation 2001 Stock Option Plan.

          "Subject Transactions" shall mean (i) any acquisition consummated prior to the filing hereof, including, without limitation, the acquisitions of Mr. Help Informatica S/C Ltda., Zupernet Ltda. and Redescape, L.L.C., (ii) the Consulting Agreement, dated as of May 27, 1999 by and between the Corporation and Brian Reale and (iii) the conversion of Tutopia Stock into Common Stock pursuant to the Tutopia Stockholders Agreement.

          (b) Stock Dividends, Subdivisions and Combinations. If at any time the Corporation shall:

                    (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                    (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                    (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the applicable Conversion Price immediately after the occurrence of any such event shall be adjusted to equal the product of (A) the Conversion Price immediately prior to the occurrence of such event and (B) a fraction, the numerator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately prior to the occurrence of such event and the denominator of which shall be the number of Fully Diluted Outstanding shares of Common Stock immediately after the occurrence of such event.

          (c)  Issuance of Additional Shares of Common Stock.

                    (i) In the event that prior to the consummation of or in connection with a Qualified Private Offering, the Corporation shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for a consideration per Additional Share of Common Stock less than the applicable Conversion Price, then the applicable Conversion Price shall be reduced to the consideration per Additional Share of Common Stock paid for such Additional Shares of Common Stock.

                    (ii) In the event that following the consummation of a Qualified Private Offering, the Corporation shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for a consideration per Additional Share of Common Stock less than the applicable Conversion Price, then the applicable Conversion Price shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale multiplied by the then existing Conversion Price plus (y) the aggregate consideration, if any, received by the Corporation upon such issue or sale, by (B) the total number of Fully Diluted Outstanding shares of Common Stock outstanding immediately after such issue or sale.

                    (iii) The provisions of this Section 6(c) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 6(b). No adjustment shall be made under this Section 6(c) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).

          (d) Issuance of Warrants or Other Rights. Except with respect to Permitted Issuances, if at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the applicable Conversion Price in effect immediately prior to the time of such distribution, issue or sale, then the applicable Conversion Price shall be adjusted as provided in Section 6(c)(i) or (ii), as applicable, on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest price per share at which such Additional Shares of Common Stock are issuable to such holders, and (iii) the Corporation shall have received all of the consideration, if any, payable for such warrants or other rights as of the date of the actual issuance thereof. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

          (e) Issuance of Convertible Securities. Except with respect to Permitted Issuances, if at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the applicable Conversion Price shall be adjusted as provided in Section 6(c)(i) or (ii), as applicable, on the basis that (i) the maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and (iii) the Corporation shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No further adjustment of the Conversion Price shall be made under this Section 6(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 6(d). No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments thereof have been or are to be made pursuant to other provisions of this Section 6, no further adjustments shall be made by reason of such issue or sale.

          (f) Superseding Adjustment. If, at any time after any adjustment of the applicable Conversion Price shall have been made pursuant to Section 6(d) or 6(e) as the result of any issuance of warrants, rights or Convertible Securities, and either

                    (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                    (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other Convertible Securities, shall be increased or decreased by virtue of provisions therein contained, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the applicable Conversion Price, on the basis of

                    (iii) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                    (iv) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

          (g) Subject Transactions Adjustment. If the Corporation issues a number of shares of Common Stock greater than the Share Allowance in connection with the Subject Transactions, the Conversion Price shall be adjusted to a dollar resulting from the following:

                                  $40,464,918
                ----------------------------------------------
                  1.010948(12,919,702 + Overage) - 1,500,000

Notwithstanding the foregoing, an adjustment under this subsection (g) shall only be made to the extent such adjustment results in a reduction of the then current Conversion Price.

          (h) Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 6:

                    (i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                    (ii) When Adjustments to Be Made. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                    (iii) When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                    (iv) Escrow of Common Stock. If after any property becomes distributable as a result of the provisions of this Section 6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of shares of Series D Convertible Preferred Stock exercises its conversion rights pursuant to Section 5, any Additional Shares of Common Stock issuable and other property distributable upon exercise by reason of such adjustment shall be held in escrow for such holder by the Corporation to be issued to such holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned.

                    (v) Challenge to Good Faith Determination. Whenever the Board of Directors shall be required to make a determination in good faith of the fair value of any item under this Section 6, such determination may be challenged in good faith by holders of a majority of the outstanding shares of Convertible Preferred Stock, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holder.

          (i) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than any action described in this Section 6 for which a specific adjustment is provided, then, unless such action will not have a materially adverse effect upon the rights of the holders of shares of Series D Convertible Preferred Stock, the number of shares of Common Stock or other stock into which such shares of Series D Convertible Preferred Stock are convertible and/or the applicable Conversion Price shall be adjusted in such manner as may be equitable in the circumstances.

          (j) Certain Limitations. Notwithstanding anything herein to the contrary, the Corporation shall not enter into any transaction which, by reason of any adjustment hereunder, would cause the applicable Conversion Price to be less than the par value per share of Common Stock.

          (k) Notice of Adjustments. Whenever the number of shares of Common Stock into which shares of Series D Convertible Preferred Stock are convertible or whenever the applicable Conversion Price shall be adjusted pursuant to this
Section 6, the Corporation shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors determined the fair value of any consideration referred to in
Section 6(h)(i)), specifying any change in the applicable Conversion Price or the number of shares of Common Stock into which shares of Series D Convertible Preferred Stock are convertible and (if such adjustment was made pursuant to Section 5(g)(i) or 6(h)) describing the number and kind of any other shares of stock or Other Property into which shares of Series D Convertible Preferred Stock are convertible, and any change in the applicable Conversion Price or prices thereof, after giving effect to such adjustment or change. The Corporation shall promptly cause a signed copy of such certificate to be delivered to the holders of Series D Convertible Preferred Stock. The Corporation shall keep at the Payment Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the holders of Series D Convertible Preferred Stock or any prospective purchaser of shares of Series D Convertible Preferred Stock designated by such holders.

     7.   TRIGGERING EVENTS.

          Any of the following actions or events shall constitute a "Triggering Event" for purposes hereof:

          (a) Failure to Pay Dividends. The Corporation shall fail to pay any dividend on any Series D Convertible Preferred Stock which it is required to pay in accordance with Section 2 for any reason, including but not limited to, that such payment is prohibited by applicable law or the Board of Directors elect not to pay such dividend, or shall otherwise violate any term of Section 2 and such failure shall not be cured within a period of 30 days after such violation (which cure shall be effected in a manner ensuring the holders the same yield as if such violation had not occurred).

          (b) Failure of Voting Rights. The Corporation shall enter into any transaction or take any action required to be approved by holders of Series D Convertible Preferred Stock without obtaining the requisite approval of the holders of the Series D Convertible Preferred Stock.

          (c) Failure to Convert. The Corporation shall fail for any reason to issue Common Stock, as required under Section 5 upon the request of any holder of Series D Preferred Stock, as provided in Section 5 or shall fail for any reason to comply in any material respect with any term of Section 5(f) or any other term of Section 5 hereof.

          (d) Registration Rights Agreement. The Corporation shall fail in any material respect to comply with the rights of the holders of Series D Convertible Preferred Stock pursuant to the Third Amended and Restated Registration Rights Agreement, dated as of ________ __, 2002, among the Corporation, UBS and certain other stockholders of the Corporation, and such failure shall continue for a period of 30 days after notice from any such holder.

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

          (e) Preferred Stock Purchase Agreement. The Corporation shall fail to comply with Section 6(f) or 6(g) of the Preferred Stock Purchase Agreement and such failure shall continue for a period of 30 days after notice from the Purchasers or the representations made under Section 4(c) or 4(u) of the Preferred Stock Purchase Agreement shall prove to have been incorrect or misleading in any material respect when made pursuant thereto or any other material representation made under the Preferred Stock Purchase Agreement shall prove to have been incorrect or misleading in any substantial material respect when made.

          (f) There shall have occurred and be continuing a "Triggering Event" pursuant to the terms of any other class or series of Convertible Preferred Stock.

          (g) Notwithstanding the foregoing, if a majority of the Preferred Directors directors affirmatively vote in favor of a transaction or other action by the Corporation which would constitute a Triggering Event under Section 7(b) or 7(d), such action or event shall not be considered a Triggering Event.

     8.   REMEDIES.

          (a) In the event that a Triggering Event described in Section 7 shall occur and be continuing, each holder of Series D Convertible Preferred Stock shall be entitled to receive all cash and other dividends, distributions and other payments which would be paid or payable to a holder of a number of shares of Common Stock into which the shares of Series D Convertible Preferred Stock held by such holder are convertible at such time (without regard to the number of shares of Common Stock which are authorized or reserved for issuance at such time and without regard to whether such shares of Series D Convertible Preferred Stock are then currently convertible into Common Stock at the option of the holder).

          (b) Upon the occurrence and during the continuance of any Triggering Event, to the extent the Preferred Directors do not already constitute a majority of the Board of Directors, the size of the Board of Directors shall immediately be increased by the minimum number of directors which, if all of such additional directors were deemed "Preferred Directors," would result in such Preferred Directors constituting a majority of the Board of Directors, and the holders of Voting Preferred Stock shall be entitled to appoint such newly created directors by vote of the holders of at least a majority of the voting power of all then outstanding shares of Voting Preferred Stock, voting as a single class.

          (c) Upon the occurrence and during the continuance of any Triggering Event, any holder of shares of Series D Convertible Preferred Stock, at its election, may, by notice to the Corporation (the "Put Notice"), demand repurchase of all or any portion of such holder's shares of Series D Convertible Preferred Stock for a cash purchase price in an amount per share equal to the Liquidation Preference. The Corporation shall, on the date (not less than 10 business days after the date of the Put Notice) designated in such Put Notice, repurchase from the holder such holder's shares of Series D Convertible Preferred Stock specified in the Notice. On the date of any repurchase of shares of Series D Convertible Preferred Stock pursuant to this Section 8(c), the holder thereof shall surrender for redemption a certificate for the number of shares of Series D Convertible Preferred Stock being redeemed, without any representation or warranty (other than that the holder has good and marketable title thereto, free and clear of liens, encumbrances and restrictions of any kind), against payment therefor of the repurchase price by, at the option of the holder, (i) wire transfer to an account designated by the holder for such purpose or (ii) a certified or official bank check payable to the order of the holder. If less than all of the holder's shares of Series D Convertible Preferred Stock represented by a single certificate are being redeemed, the Corporation shall cancel such certificate and issue in the name of, and deliver to, the holder a new certificate for the portion not being redeemed. At any time following delivery of a Put Notice but prior to the date of repurchase, any holder of Series D Convertible Preferred Stock may, by notice to the Corporation, withdraw the repurchase demand contained in the Put Notice. Notwithstanding the foregoing, the holders of Series D Preferred Stock shall not be entitled to exercise their repurchase rights hereunder unless the holders of Convertible Preferred Stock elect to exercise such repurchase rights by vote of the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting as a single class.

          (d) The Corporation stipulates that the remedies at law of each holder of Series D Convertible Preferred Stock in the event of any Triggering Event or threatened Triggering Event or otherwise or other failure in the performance of or compliance with any of the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring any holder to post a bond or other security except to the extent required by applicable law.

          (e) Any holder of Series D Convertible Preferred Stock shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with any Triggering Event or enforcement by such holder of any obligation of the Corporation hereunder.

          (f) No failure or delay on the part of any holder of Series D Convertible Preferred Stock in exercising any right, power or remedy hereunder or under applicable law or otherwise shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise.

     9.   PREEMPTIVE RIGHT.

          (a) Each holder of at least 518,000 shares of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock (including any shares held by such person's affiliates), shall have a right of first refusal (the "Preemptive Right") to purchase its pro rata share, based on such holder's percentage ownership interest in the Corporation, of New Securities (as defined below) which the Corporation, from time to time, proposes to sell and issue (subject to such requirements and restrictions imposed by the Securities Act of 1933, as amended, and state securities laws and to the actual issuance of the New Securities). The pro rata shares of any holder of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock, for purposes of this Preemptive Right, shall be the ratio of (i) the number of shares of Common Stock owned, of record or beneficially, by such holder (including all shares issuable upon conversion of the Series D Convertible Preferred Stock, whether or not then currently convertible, or the exercise or conversion of any other option, warrant or convertible security held by such holder) immediately prior to the issuance of the New Securities, to (ii) the total number of shares of Common Stock issued and outstanding immediately prior to the issuance of the New Securities, determined on a fully diluted basis after giving effect to the exercise in full of then outstanding options and warrants and the conversion of all securities convertible into shares of Common Stock; provided, however, that
                                                        --------  -------
if any holder of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock does not elect to purchase its entire pro rata share of such New Securities, then each other holder that has elected to purchase its entire pro rata share shall have the right to purchase up to a number of such unpurchased portion, in addition to its own, in the proportion that (1) the number of shares of Common Stock owned, of record or beneficially, by such holder (including all shares issuable upon conversion of the Series D Convertible Preferred Stock, whether or not then currently convertible, or the exercise or conversion of any other option, warrant or convertible security held by such holder) immediately prior to the issuance of the New Securities bears to (2) the number of shares of Common Stock owned, of record or beneficially, by all holders of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock (including all shares issuable upon conversion of the Series D Convertible Preferred Stock, whether or not then currently convertible, or the exercise or conversion of any other option, warrant or convertible security held by such holders) immediately prior to the issuance of the New Securities. The overallotment mechanism set forth in this paragraph shall be repeatedly applied until all New Securities available for purchase by holders of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock have been purchased or no holders remain who have indicated a desire to purchase any unsubscribed for portion in their notice to the Corporation.

          (b) "New Securities" shall mean (a) any capital stock of the Corporation, rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock and (b) so-called "high yield" bonds, debt instruments with equity like features or other similar debt instruments, which bear a rating lower than investment-grade or are unrated, issued by the Corporation; provided, however, that the term "New Securities" does not include
             --------  -------
(i) the issuance of up to 4,243,037 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan, (ii) shares of Common Stock issued or issuable in connection with a Qualified Public Offering,
(iii) shares of Common Stock issued upon conversion of Convertible Preferred Stock, (iv) shares of Class I Series B Preferred Stock issued upon conversion of Class II Series B Preferred Stock, (v) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Preferred Directors), (vi) the Spinway Warrant, (vii) 210,000 shares of Common Stock upon exercise of the Spinway Warrant, (viii) shares of Common Stock in exchange for shares of Tutopia Stock upon a change-in-control of the Corporation pursuant to the Tutopia Stockholders Agreement, (ix) shares of Common Stock and/or Convertible Preferred Stock issued pursuant to the Tutopia Put Agreement, (x) any shares of capital stock of the Corporation, rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock that have been approved in advance by the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred

Stock, voting as a single class; (xi) a warrant dated February ___, 2002 for 500,000 shares issued to Lucent Technologies Inc. and any shares of Common Stock issued on exercise of such warrant.

          (c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. Each such holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

          (d) The Corporation shall have ninety (90) days after expiration of the twenty (20) day period described in Section 9(c) to sell any New Securities with respect to which a Preemptive Right was not exercised, at a price not less than and upon terms no more favorable in the aggregate to the purchasers thereof than specified in the Corporation's notice. To the extent the Corporation does not sell all the New Securities offered within said ninety (90) day period, the Corporation shall not thereafter issue or sell such New Securities without first again offering such securities to each holder of Series D Convertible Preferred Stock or Common Stock issued upon conversion of Series D Convertible Preferred Stock in the manner provided above.

          (e) The rights granted under this Section 9 shall expire upon the earlier of (i) the closing of a Qualified Public Offering and (ii) such time as less than an aggregate of 25% of the authorized Convertible Preferred Stock remains outstanding.

     10.  RANKING.

          The Series D Convertible Preferred Stock shall rank pari passu with the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of the Corporation (which shall constitute Parity Securities for purposes hereof) and any other Parity Securities with respect to amounts receivable upon a Liquidation Event, dividends, rights and remedies upon Triggering Events or for any other purpose.

     11.  AMENDMENTS.

          This Certificate of Designation may not be amended without first obtaining the affirmative vote or written consent of the holders of at least a majority of the voting power of all then outstanding shares of Convertible Preferred Stock, voting together as a single class, including the affirmative vote or written consent of the holders of a majority of the shares of Series D Convertible Preferred Stock.

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